Exhibit 99.4

MOLECULAR TEMPLATES, INC.

Financial Statements

As of and for the Three and Six Months Ended
June 30, 2017 and 2016

MOLECULAR TEMPLATES, INC.

Contents

Page
Financial Statements
Condensed Balance Sheets as of June 30, 2017 and December 31, 2016 (unaudited)	3

Condensed Statements of Comprehensive Loss for the Three and Six Months Ended June 30, 2017 and 2016 (unaudited)	4

Condensed Statements of Changes in Stockholders’ Deficit as of June 30, 2017 (unaudited)	5

Condensed Statements of Cash Flows for the Six Months Ended June 30, 2017 and 2016 (unaudited)	6

Notes to Condensed Financial Statements (unaudited)	7-16

MOLECULAR TEMPLATES, INC.

Condensed Balance Sheets (Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current Assets
Cash and cash equivalents	$4,608,059	$1,715,777
Accounts receivable	1,500,000	—
Prepaid expenses and other current assets	153,491	126,727

Total Current Assets	6,261,550	1,842,504
Property and Equipment, net	417,398	334,438
Intangible Assets	1,180,615	920,766

Total Assets	$7,859,563	$3,097,708

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current Liabilities
Accounts payable	$1,240,731	$934,258
Accrued expenses	2,682,610	1,210,320
Deferred revenue	4,233,263	1,870,254
Current portion of capital lease obligations	49,915	35,596
Current portion of long-term debt	2,337,384	2,400,000
Promissory note payable	4,000,000	—
Related party debt (Note 8)	10,000,000	7,315,038

Total Current Liabilities	24,543,903	13,765,466
Deferred Rent	40,330	—
Capital Lease Obligations, net of current portion	73,179	53,297
Warrant Liabilities	45,572	48,634
Long-Term Debt, net of current portion	2,296,817	3,164,325

Total Liabilities	26,999,801	17,031,722
Commitments and Contingencies (Note 12)
Redeemable Convertible Preferred Stock
Series A Preferred Stock	3,991,128	3,889,257
Series B Preferred Stock	5,631,390	5,480,130
Series C Preferred Stock	17,069,230	16,501,938

Total Redeemable Convertible Preferred Stock	26,691,748	25,871,325

Stockholders’ Deficit	(45,831,986)	(39,805,339)

Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit	$7,859,563	$3,097,708

See accompanying notes to the unaudited condensed financial statements.

MOLECULAR TEMPLATES, INC.

Condensed Statements of Comprehensive Loss (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Grant Revenue	$41,641	$971,284	$166,991	$1,526,262
Collaboration Revenue	—	—	1,760,000	—

Total Revenue	41,641	971,284	1,926,991	1,526,262

Operating Expenses
General and administrative	2,614,704	1,434,158	4,534,567	2,219,895
Research and development	1,071,218	2,392,525	2,008,870	4,428,811
Loss on disposal of equipment	—	—	—	1,607

Total Operating Expenses	3,685,922	3,826,683	6,543,437	6,650,313

Loss from Operations	(3,644,281)	(2,855,399)	(4,616,446)	(5,124,051)
Other Income (Expense)
Other income, net	610	6,000	749	12,000
Interest expense	(421,854)	(87,258)	(645,282)	(160,811)
Change in fair value of warrant liabilities	1,672	852	3,062	1,344

Total Other Income (Expense)	(419,572)	(80,406)	(641,471)	(147,467)

Loss Before Income Tax	(4,063,853)	(2,935,805)	(5,257,917)	(5,271,518)
Income Tax	—	—	—	—

Net Loss	(4,063,853)	(2,935,805)	(5,257,917)	(5,271,518)
Deemed Dividends on Preferred Stock	(392,085)	(396,162)	(820,423)	(786,324)

Net Loss Attributable to Common Shareholders	$(4,455,938)	$(3,331,967)	$(6,078,340)	$(6,057,842)

Other Comprehensive (Loss) Income	—	—	—	—
Comprehensive Loss	$(4,455,938)	$(3,331,967)	$(6,078,340)	$(6,057,842)

See accompanying notes to the unaudited condensed financial statements.

MOLECULAR TEMPLATES, INC.

Condensed Statements of Changes in Stockholders’ Deficit (Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)

	Shares	Amount
Balance at December 31, 2016	303,303	303	567,271	(40,372,913)	(39,805,339)
Stock compensation expense	—	—	51,693	—	51,693
Deemed dividends on preferred stock	—	—	—	(820,423)	(820,423)
Net loss	—	—	—	(5,257,917)	(5,257,917)

Balance at June 30, 2017	303,303	$303	$618,964	$(46,451,253)	$(45,831,986)

See accompanying notes to the unaudited condensed financial statements.

MOLECULAR TEMPLATES, INC.

Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities
Net loss	$(5,257,917)	$(5,271,517)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	37,363	31,522
Loss on disposal of equipment	—	1,607
Stock compensation expense	51,693	58,320
Amortization of debt discount	269,874	5,609
Change in fair value of warrant liabilities	(3,062)	(1,344)
Changes in operating assets and liabilities:
Accounts receivable	(1,500,000)	—
Prepaid expenses and other current assets	(26,763)	139,653
Accounts payable	267,522	171,283
Accrued expenses	1,468,191	381,164
Deferred revenue	2,363,009	(526,263)
Deferred rent	40,330	—

Net Cash Used in Operating Activities	(2,289,760)	(5,009,966)
Cash Flows from Investing Activities
Purchases of property and equipment	(20,420)	(22,205)
Increase in intangible assets	(259,849)	(82,192)

Net Cash Used in Investing Activities	(280,269)	(104,397)
Cash Flows from Financing Activities
Payments on capital lease obligations	(22,651)	(13,782)
Proceeds from issuance of debt	—	3,000,000
Repayment of long-term debt	(1,200,000)	—
Proceeds from promissory note	4,000,000	—
Proceeds from issuance of related party debt	2,684,962	315,038

Net Cash Provided by Financing Activities	5,462,311	3,301,256

Net Increase (Decrease) in Cash and Cash Equivalents	2,892,282	(1,813,107)
Cash and Cash Equivalents - Beginning of Period	1,715,777	4,244,793

Cash and Cash Equivalents - End of Period	$4,608,059	$2,431,686

Supplemental Cash Flow Information
Cash paid for interest	$134,114	$86,016

Non-Cash Investing and Financing Activities
Deemed dividends on preferred stock	$820,423	$786,324
Capital lease additions to fixed assets	$56,851	$50,205
Fixed asset additions in accounts payable	$38,952	$—
Fixed asset additions in accrued expenses	$4,099	$—
Warrants issued with debt	$—	$18,150

See accompanying notes to the unaudited condensed financial statements.

MOLECULAR TEMPLATES, INC.

Notes to Condensed Financial Statements (Unaudited)

1. Organization and Nature of Operations

Nature of the Business

Molecular Templates, Inc. (the “Company”) is a clinical stage biopharmaceutical company formed in 2009, with a novel protein platform for the development of new therapeutics in cancer and other diseases, headquartered in Austin, Texas. The initial development activities are focused on the research and development of lead compounds for a variety of cancers.

Basis of Presentation

The Company prepared its interim condensed financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). They do not include all of the information and footnotes required by GAAP for complete financial statements. The Company has made estimates and judgments affecting the amounts reported in its condensed financial statements and the accompanying notes. The actual results that the Company experiences may differ materially from the Company’s estimates. The accounting estimates that require the Company’s most significant, difficult and subjective judgments include revenues, stock compensation, and warrant liability valuation.

Unaudited Interim Results

In management’s opinion, the unaudited financial information for the interim periods presented includes all adjustments necessary for a fair statement of the results of operations, financial position, and cash flows. All adjustments are of a normal recurring nature unless otherwise disclosed. Revenues, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these interim condensed financial statements may not be the same as those for the full year. This interim information should be read in conjunction with the audited financial statements in the Company’s Annual Financial Statements for the year ended December 31, 2016.

2. Liquidity and Going Concern

The Company has incurred significant net losses and negative cash flows from operations since inception, and as a result has an accumulated deficit of approximately $46 million at June 30, 2017. The Company expects to incur a net loss and negative cash flows from operations in 2017 and the foreseeable future. The Company’s management believes that successful achievement of the Company’s business objectives will require additional financing. Given these conditions, there is substantial doubt about the Company’s ability to continue as a going concern. The condensed financial statements have been prepared on a going concern basis and do not include any adjustments that might result from these uncertainties.

The Company expects to raise capital through a variety of sources, which may include the public equity market, private equity financing, collaborative arrangements, licensing arrangements, grant funding, and/or public or private debt. However, additional funding may not be available when needed or on terms acceptable to the Company. If the Company is unable to obtain additional capital, it may be required to curtail its business activities until it can obtain adequate financing (see Note 13 – Subsequent Events for additional information regarding the Company’s merger and subsequent financing).

MOLECULAR TEMPLATES, INC.

Notes to Condensed Financial Statements (Unaudited)

3. Merger Agreement

In March 2017, the Company entered into an Agreement and Plan of Merger and Reorganization on March 16, 2017 (“merger agreement”) with Threshold Pharmaceuticals, Inc. (“Threshold”), a public company registered in the United States, pursuant to which the stockholders of the Company would become the majority owners of Threshold. The transaction was consummated on August 1, 2017 (see Note 13 – Subsequent Events).

In connection with execution of the merger agreement, Threshold executed a promissory note to the Company pursuant to a note purchase agreement, which provided for promissory notes up to an aggregate principal amount of $4.0 million with an initial closing held on March 24, 2017 for a principal amount of $2.0 million. The Company received the remaining $2.0 million on June 1, 2017.

4. Summary of Significant Accounting Policies

Revenue Recognition

The accounting guidance for revenue recognition requires that the following criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectibility is reasonably assured. Determination of whether persuasive evidence of an arrangement exists and whether delivery has occurred or services have been rendered are based on management’s judgments regarding the fixed nature of the fee charged for research performed and milestones met, and the collectability of those fees. Should changes in conditions cause management to determine these criteria are not met for certain future transactions, revenue recognized for any reporting period could be adversely affected.

Revenue under the Company’s license and collaboration arrangements is recognized based on the performance requirements of the contract. Collaboration agreements may include non-refundable license fees, research and development funding, cost reimbursements and contingent milestones and royalties. Under ASC 605-25, in multiple-element arrangement; fixed or determinable contract consideration is allocated to the deliverables with stand-alone value and revenue is recognized for each such deliverable according to the method appropriate for each deliverable. Revenue is allocated to each element using a selling price hierarchy, using the selling price for an element based on vendor specific objective evidence (“VSOE); third-party evidence (“TPE”); or the best estimate of selling price, if neither VSOE nor TPE is available.

Upfront, non-refundable licensing payments are assessed to determine whether or not the licensee is able to obtain stand-alone value from the license. Where the license does not have stand-alone value, non-refundable license fees are recognized as revenue as the Company performs under the applicable agreement. Where the license has stand-alone value, the Company recognizes total license revenue at the time all revenue recognition criteria have been met.

Accounts Receivable

Accounts receivable represent valid claims against customers. Management reviews accounts receivable regularly to determine if any receivable amounts are potentially uncollectible and then estimates the amount of allowance for doubtful accounts necessary to reduce the accounts receivable to estimate its net realizable value. As of June 30, 2017 and December 31, 2016 there were no receivable amounts requiring an allowance for doubtful accounts.

MOLECULAR TEMPLATES, INC.

Notes to Condensed Financial Statements (Unaudited)

Intangible Assets (Patents)

Intangible assets consist of patents in application statuses which are not yet subject to amortization, and which management has deemed to have an alternative future use.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In March 2016, the FASB amended the principal-versus-agent implementation guidance and illustrations in the new standard. In April 2016, the FASB amended the guidance on identifying performance obligations and the implementation guidance on licensing in the new standard. In May 2016, the FASB amended the guidance on collectability, noncash consideration, presentation of sales tax and transition in the new standard. In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, which amends certain narrow aspects of the guidance issued in ASU 2014-09. The new standard will become effective starting on January 1, 2018. Early application is permitted to the original effective date of January 1, 2017. The Company will adopt the standard on January 1, 2018. The standard permits the use of either the modified retrospective method or full retrospective approach for all periods presented. While the Company is continuing to assess all potential impacts of the standard, the Company believes the most significant accounting impact will relate to the timing of the recognition of our license, collaboration, and milestone revenues.

In March 2016, the FASB issued ASU No. 2016-09, “Improvements to Employee – ShareBased Payment Accounting,” or ASU 2016-09, which amends ASC Topic 718, “Compensation – Stock Compensation.” ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years and early adoption is permitted. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires management to record right-to-use asset and lease liability on the statement of financial position for operating leases. ASU 2016-02 is effective for annual and interim reporting periods beginning on or after December 15, 2018 and the modified retrospective approach is required. The Company is in the process of evaluating the impact the adoption of this standard would have on its financial statements and disclosures.

In May 2017, the FASB issued ASU 2017-09, Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting to clarify when to account for a change to the terms or conditions of a share-based payment award as a modification. Under this new guidance, modification accounting is required if the fair value, vesting conditions, or classification of the award changes as a result of the change in terms or conditions. ASU 2017-09 is effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within each annual reporting period. The Company does not expect the adoption of this guidance to have a material impact on its financial statements or disclosures.

5. Research and Development Collaboration Agreements – Takeda Pharmaceuticals

In October 2016, Molecular entered into a collaboration and option agreement with Takeda to discover and develop CD38-targeting ETBs, which includes MT-4019 for evaluation by Takeda. Under the terms of the agreement, Molecular is responsible for providing to Takeda (i) new ETBs generated using Takeda’s proprietary fully human antibodies targeting CD38 and (ii) MT-4019 for in vitro and in vivo pharmacological and anti-tumor efficacy evaluations. Molecular granted Takeda an exclusive option during the term of the collaboration and option agreement and for a period of thirty days thereafter, to negotiate and obtain an exclusive worldwide license to develop and

MOLECULAR TEMPLATES, INC.

Notes to Condensed Financial Statements (Unaudited)

commercialize any ETB that may result from this collaboration, including MT-4019. Molecular is entitled to receive up to $2.0 million in technology access fees and cost reimbursement associated with the Company’s performance and completion of the Company’s obligations under the agreement.

Revenues are recognized over the period that the research and development services occur using the proportional performance model.

During the three and six months ended June 30, 2017, the Company recorded research and development revenue from Takeda of $0 and $1.7 million, respectively, under the Takeda Agreement. During the three and six months ended June 30, 2016, the Company recorded no research and development revenue from Takeda since the agreement was not yet in place. Accounts receivable due from Takeda as of June 30, 2017 and December 31, 2016 were $1.5 million and $0, respectively.

In June 2017, Molecular entered into a Multi-Target Collaboration and License Agreement with Takeda (“Multi-Target Takeda Agreement”) in which Molecular will collaborate with Takeda to identify, generate and evaluate engineered toxin bodies, or ETBs, against certain targets designated by Takeda. Takeda will designate certain targets of interest as the focus of the research. Each party grants to the other nonexclusive rights in its intellectual property for purposes of the conduct of the research, and Molecular agrees to work exclusively with Takeda with respect to the designated targets.

Under the agreement, Takeda has an option during an option period to obtain an exclusive license under Molecular’s intellectual property to develop, manufacture, commercialize and otherwise exploit ETBs against the designated targets. The option period for each target ends three months after the completion of the evaluation of such designated target.

Molecular will receive an upfront fee of $1.0 million and may receive net milestone payments of $25.0 million in aggregate through the exercise of the option to license ETBs. Post option exercise, Molecular is entitled to receive up to approximately $545.0 million in additional milestone payments through preclinical and clinical development and commercialization. Molecular is also entitled to tiered royalty payments of a mid-single to low-double digit percentage of net sales of any licensed ETBs, subject to certain reductions.

The agreement will expire on the expiration of the option period (within three months after the completion of the revaluation of each designated target) for the designated targets if Takeda does not exercise its options, or, following exercise of the option, on the later of the expiration of patent rights claiming the licensed ETB or ten years from first commercial sale of a the licensed ETB. The agreement may be sooner terminated by Takeda for convenience or upon a Molecular change of control, or by either party for an uncured material breach of the agreement.

Revenues are recognized over the period that the research and development services occur using the proportional performance model.

In connection with the execution of a collaboration and license agreement Takeda also entered into a stock purchase agreement with Threshold and Molecular, pursuant to which Takeda will purchase approximately $20.0 million of shares of common stock following the reverse-merger in the third quarter of 2017. Refer to the Note 13. Subsequent Events, for further details.

During the three and six months ended June 30, 2017, the Company recorded no research and development revenue under the Multi-Target Takeda Agreement, since no services had been performed.

MOLECULAR TEMPLATES, INC.

Notes to Condensed Financial Statements (Unaudited)

6. Other Collaboration Agreements—Grant Agreement

The Company receives funds from a state financial assistance program, which is a conditional cost reimbursement grant and revenue is recognized as allowable costs are paid. In November 2011, Molecular was awarded a $10.6 million product development grant from CPRIT for its CD20-targeting ETB MT-3724. To date, Molecular has received $9.5 million in grant funds. The Company recognized approximately $0.1 million and $1 million in grant revenue under these awards during the three months ended June 30, 2017 and 2016, respectively. The Company recognized approximately $0.2 million and $1.5 million in grant revenue under these awards during the six months ended June 30, 2017 and 2016, respectively. Amounts collected in excess of revenue recognized are recorded as deferred revenue.

7. Balance Sheet Components

Accrued liabilities were comprised of the following:

	June 30, 2017	December 31, 2016
Accrued liabilities:
Clinical costs	$543,940	$408,806
Bridge note interest	443,065	201,441
Payroll related	396,482	552,612
Consulting and professional fees	1,227,201	26,061
Other accrued expenses	71,922	21,400

Total accrued liabilities	$2,682,610	$1,210,320

Deferred revenue was comprised of the following:

	June 30, 2017	December 31, 2016
Deferred revenue:
Grant agreement	$2,493,263	$620,254
Collaboration agreements	1,740,000	1,250,000

Total deferred revenue	$4,233,263	$1,870,254

8. Related Party Transactions

As of June 30, 2017 and December 31, 2016, the Company received an aggregate of approximately $10,000,000 and $7,315,038, respectively, from stockholders under secured convertible promissory notes (the “Notes”). All of the Notes issued in 2017 and 2016 have the same terms. The Notes are subordinate to the long-term debt due to a bank and accrue interest at a rate of 5.0% per annum, which is due with all unpaid principal on the maturity date of September 7, 2017. Accrued and unpaid interest related to the Notes totaled approximately $443,000 and $201,000 as of June 30, 2017 and December 31, 2016, respectively, and is included with accrued expenses on the balance sheet. All outstanding principal and accrued interest is automatically convertible at 80% of the fair

MOLECULAR TEMPLATES, INC.

Notes to Condensed Financial Statements (Unaudited)

value price per share of preferred stock sold in a Qualified Equity Financing, as defined (the “Conversion Discount”). If the Notes remain outstanding beyond September 7, 2017, the Conversion Discount will automatically increase by 5% on September 8, 2017 (the “First Discount Increase Date”). Thereafter, on each consecutive three-month anniversary of the First Discount Increase Date, the Conversion Discount will automatically increase by additional successive 5% increments. If a Qualified Equity Financing does not occur or a Liquidation Event, as defined, occurs prior to September 7, 2017, the holders of the Notes have the right to convert the Notes into shares of Series C-1 Preferred Stock at $3.81 per share. The Conversion Discount represents a contingent beneficial conversion feature and will be accounted for when the contingency is resolved. The Notes are supported by an underlying note purchase agreement (the “Agreement”), which allows for aggregate principal borrowings of up to $10,000,000.

The Company incurred expenses to a stockholder for consulting fees which totaled approximately $15,000 for each of the three months ended June 30, 2017 and 2016 included in general and administrative expenses.

9. Borrowing Arrangements

As of June 30, 2017 and December 31, 2016 the Growth Capital Loan balance was $4,745,000 and $5,600,000, respectively. Interest only payments were paid monthly at an annual rate equal to 1.19% above the Prime Rate. Beginning November 1, 2016, the Company paid the first of thirty consecutive equal monthly payments of principal plus interest. The Company paid approximately $1,200,000 in principal and $129,000 in interest in the six months ended June 30, 2017 and $400,000 in principal and $142,000 in interest in the six months ended December 31, 2016. There is a final fee of $345,000 due at the loan maturity date in addition to the principal and interest payments, which is being accreted to interest expense over the life of the loan using the effective interest method. The Growth Capital Loan matures on April 30, 2019 and is secured by substantially all assets of the Company. The Company does not have any financial loan covenants related to the Growth Capital Loan. As of June 30, 2017 and December 31, 2016, the Company was in compliance with the non-financial covenants of the Growth Capital Loan.

On June 1, 2017, the Company received $2,000,000 from Threshold in the form of a promissory note at an interest rate of 1% per annum. The Company received an additional $2,000,000 on March 24, 2017. If the merger agreement with Threshold is terminated prior to March 16, 2018, or the maturity date of the promissory note, the outstanding principal of the bridge note plus all accrued and unpaid interest thereon shall become due and payable upon the earlier of (i) the consummation of a qualified financing by Molecular of at least $10,000,000, or a qualified financing (as defined in the note purchase agreement), (ii) the occurrence of a Company liquidity event, or (iii) the four-month anniversary of the termination of the merger agreement, and such amounts shall be credited against any termination fees owed by Threshold to the Company pursuant to the merger agreement. Outstanding loan amounts are unsecured obligations of the Company.

MOLECULAR TEMPLATES, INC.

Notes to Condensed Financial Statements (Unaudited)

Future required principal payments on the Notes and the Growth Capital Loan and promissory note were as follows as of June 30, 2017:

2017	$15,200,000
2018	2,400,000
2019	1,145,000

Total debt	18,745,000
Debt discount and deferred finance costs	(110,799)

Total debt, net	$18,634,201

10. Redeemable Convertible Preferred Stock

The following is a summary of the Company’s redeemable convertible preferred stock at June 30, 2017 and December 31, 2016 (collectively, the “Preferred Stock”):

			Shares Issued and Outstanding
	Par Value	Shares Authorized	June 30, 2017	December 31, 2016
Series A Preferred Stock	$0.001	2,500,000	2,500,000	2,500,000
Series B Preferred Stock	$0.001	2,273,531	2,273,531	2,273,531
Series C Preferred Stock	$0.001	4,391,748	4,342,874	4,342,874

		9,165,279	9,116,405	9,116,405

The following table presents changes in the Preferred Stock:

	Series A Preferred	Series B Preferred	Series C Preferred	Total
Balance at December 31, 2016	$3,889,257	$5,480,130	$16,501,938	$25,871,325

Deemed dividends on Preferred Stock	101,871	151,260	567,292	820,423

Balance at June 30, 2017	$3,991,128	$5,631,390	$17,069,230	$26,691,748

MOLECULAR TEMPLATES, INC.

Notes to Condensed Financial Statements (Unaudited)

11. Stock-Based Compensation

During the six months ended June 30, 2017, 17,000 options were awarded to employees to purchase shares of Molecular’s common stock, and 4,350 options were forfeited. During the six months ended June 30, 2016, 45,000 options were awarded to employees to purchase shares of Molecular’s common stock, and there were no options forfeited. Options generally vest according to a five year vesting schedule, with 20% of the shares vesting on the one year anniversary and equal monthly vesting installments thereafter.

12. Commitments and Contingencies

The Company is obligated under operating lease agreements covering the Company’s office facilities. Facilities expense under the operating leases was approximately $115,000 and $73,000 for the three months ended June 30, 2017 and 2016, respectively and approximately $205,000 and $130,000 for the six months ended June 30, 2017 and 2016, respectively.

In August, 2017, the Company executed new lease amendments and a new lease for facilities in Austin, Texas and Jersey City, New Jersey, respectively (see Note 13 – Subsequent Events).

Future minimum payments due under the operating lease agreements at June 30, 2017 were as follows:

2017 (remaining)	$178,892
2018	489,135
2019	555,509
2020	455,529
2021	468,649
2022	197,213

$2,344,927

The Company leases laboratory equipment under non-cancelable capital lease agreements. As of June 30, 2017 and December 31, 2016, laboratory equipment under capital leases included in property and equipment totaled approximately $179,000 and $136,000, respectively, net of accumulated amortization of approximately $58,000 and $44,000, respectively.

MOLECULAR TEMPLATES, INC.

Notes to Condensed Financial Statements (Unaudited)

Future minimum capital lease payments consisted of the following at June 30, 2017:

2017 (remaining)	$26,859
2018	55,236
2019	32,982
2020	20,590

Total future minimum capital lease payments	135,667
Less: amount representing interest	(12,573)

Total capital lease obligation	123,094
Current portion of capital lease obligations	(49,915)

Capital Lease Obligations, non-current portion	$73,179

13. Subsequent Events

Subsequent events have been evaluated through October 17, 2017, the date these financial statements were available to be issued.

The Merger

On August 1, 2017, the Company, Threshold, and Trojan Merger Sub, Inc., a wholly owned subsidiary of Threshold (“Merger Sub”) completed their merger transaction pursuant to which Merger Sub merged with and into the Company with the Company becoming a wholly-owned subsidiary of Threshold and the surviving corporation of the merger. On August 1, 2017, in connection with and prior to the consummation of the merger, Threshold effected an 11-for-1 reverse stock split of the shares of Threshold common stock. Each outstanding share of Molecular common stock was converted into 7.7844 shares of common stock of the post-merger combined company. As a result Threshold issued approximately 11.7 million shares of common stock to the stockholders of the Company in exchange for common shares of Molecular. Upon the consummation of the merger, Threshold changed its name from “Threshold Pharmaceuticals, Inc.” to “Molecular Templates, Inc.” For accounting purposes, the Company is considered to be acquiring Threshold in the merger.

Concurrent Financing

On August 1, 2017, the Company entered into the Financing Securities Purchase Agreement with Longitude Venture Partners III, L.P. and certain other accredited investors, pursuant to which the Company sold an aggregate of 5,793,063 units (the “Units”) having an aggregate purchase price of $40.0 million, each such Unit consisting of (i) one (1) share (the “Shares”) of our common stock and ii) a Warrant to purchase 0.50 shares of our common stock (the “Private Placement”). The Private Placement was pursuant to Equity Commitment Letter agreements entered into by and between the Company and investors in March and June 2017. The purchase price per Unit was $6.9048. The Warrants will be exercisable for a period of seven years from the date of their issuance at a per-share exercise price of $6.8423 (which exercise price shall be payable in cash or through a cashless exercise mechanic), subject to certain adjustments as specified in the Warrants.

MOLECULAR TEMPLATES, INC.

Notes to Condensed Financial Statements (Unaudited)

Subsequent Financing

In connection with the execution on June 23, 2017 of a collaboration and license agreement between the Company and Takeda, the Company and Threshold entered into a stock purchase agreement with the customer. Following the consummation of the Merger and Concurrent Financing, Takeda purchased 2,922,993 shares of the Company common stock, at a price per share of $6.84, for an aggregate purchase price of $20 million.

Lease Agreements

In August, 2017, the Company executed lease amendments to expand the occupied space at its Austin, Texas facility. Also in August, 2017, the Company executed a new office space lease in Jersey City, New Jersey.